UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2012

AMERICAN SIERRA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52927	98-0528416
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1420 5TH Avenue, Suite 2200, Seattle, WA	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (206) 274-5165

____________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On June 15, 2012, FINRA effected the one (1) new for fifteen (15) old reverse stock split of our issued and outstanding shares of common stock on the Over-the-Counter Bulletin Board. The reverse stock split was approved on May 22, 2012, by way of a written consent resolution by the Board of Directors. A shareholder vote was not required. A formal meeting was not held. The reverse split was effected with the State of Nevada on May 30, 2012.

As a result, our authorized capital decreased from 2,000,000,000 shares of common stock to 133,333,334 shares of common stock and the issued and outstanding decreased from 91,253,626 shares of common stock to 6,083,576 shares of common stock, all with a par value of $0.001. The record date for the reverse stock split was May 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCAN SIERRA GOLD CORP.

/s/ James Vandeberg
James Vandeberg
Principal Executive Officer and Principal
Accounting and Financial Officer

Date: June 18, 2012